Exhibit 10.1

2007 PTS HOLDINGS CORP.

STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made effective as of [_______ __, ____], by and between Catalent, Inc. (f/k/a PTS Holdings Corp.)(together with its successors and assigns, the “Company”) and Matthew Walsh (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock Units (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

Section 1.    Definitions. Any capitalized terms not otherwise defined herein shall have the same meaning as such terms are defined in the Plan.

(a)    “Catalent” means Catalent Pharma Solutions, Inc. together with its successors and assigns.

(b)    “CIC Vesting Date” shall have the meaning set forth in Section 2(c) hereof.

(c)    “Employment Agreement” means the employment agreement entered into by and between Catalent and the Participant, effective as of September 26, 2011, as it may be amended or supplemented from time to time.

(d)    “Employment Term” shall have the same meaning as such term is defined in the Employment Agreement.

(e)    “Plan” means the 2007 PTS Holdings Corp. Stock Incentive Plan, as it may be amended or supplemented from time to time.

(f)    “Restricted Stock Unit” means a notional unit representing the unfunded, unsecured right to receive one Share on the Vesting Date or the CIC Vesting Date, as applicable.

(g)    “Securityholders Agreement” means the Securityholders Agreement dated as of May 7, 2007 among the Company and the other parties thereto, as it may be amended or supplemented from time to time.

(h)    “Subscription Agreement” means the Amended and Restated Management Equity Subscription Agreement, effective as of October 11, 2011, by and between the Company and the Participant, as it may be amended or supplemented from time to time.

(i) “Vesting Date” shall have the meaning set forth in Section 2(b) hereof.

Section 2.    Grant and Vesting of Restricted Stock Units.

(a)    Grant. Subject to the terms and conditions of the Plan and the additional terms set forth in this Agreement, the Company hereby grants to the Participant [__] Restricted Stock Units, subject to adjustment as set forth in the Plan.

(b)    Vesting. Subject to the Participant’s continued Employment with Catalent, the Restricted Stock Units shall become one hundred percent (100%) vested on [                    ] (the “Vesting Date”).

(c)    Notwithstanding the foregoing, in the event of any Change of Control that occurs during the Employment Term, the Restricted Stock Units shall become fully vested as of the Change of Control (the date of such Change of Control, the “CoC Vesting Date”).

Section 3.    Termination of Employment. In the event of any termination of the Participant’s Employment for any reason, all then unvested Restricted Stock Units shall be forfeited by the Participant without consideration as of the date of such termination, and the Participant shall have no further rights with respect thereto.

Section 4.    Settlement of the Restricted Stock Units. On the Vesting Date or the CoC Vesting Date, as applicable, but in no event later than the thirtieth (30th) day following such date, the Company shall distribute to the Participant a number of Shares equal to the number of Restricted Stock Units that become vested in accordance with Section 2(b) or Section 2(c) hereof.

Section 5.    No Dividend Equivalents. Unless and until the Participant is the record holder of the Shares subject to the Restricted Stock Units, he is not entitled to the payment of any dividends (or dividend equivalents) with respect to the Restricted Stock Units or the Shares subject thereto.

Section 6.    Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock Units granted hereunder is limited solely to the delivery to the Participant of Shares on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation, unless as otherwise provided for herein. The Restricted Stock Units granted hereunder shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.

Section 7.    No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

Section 8.    Legend on Certificates. The certificates representing the Shares issued following the settlement of the vested Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 9.    Transferability. A Restricted Stock Unit may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary or transfer via will shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of a Restricted Stock Unit to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof.

Section 10.    Withholding. It shall be a condition of the obligation of the Company upon delivery of Shares to the Participant pursuant to Section 4 above that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any Federal, state or local income or other taxes required by law to be withheld with respect to such Shares. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel, to satisfy the obligations for payment of the minimum amount of any such taxes. The Participant is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Stock Units made hereunder.

Section 11.    Adjustments Upon Certain Events. The Committee shall make certain substitutions or adjustments to any Restricted Stock Units subject to this Agreement pursuant to Section 9(a) of the Plan.

Section 12.    Securities Laws. Upon the acquisition of any Shares following settlement of a Restricted Stock Unit, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

Section 13.    Rights as Stockholder. The Participant shall not have any rights of a stockholder of the Company as a result of the grant of Restricted Stock Units hereunder unless and until the Participant receives Shares pursuant to Section 4 above.

Section 14.    Notice. Any notice under this Agreement shall be addressed to the Company in care of the General Counsel, addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

Section 15.    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

Section 16.    Restricted Stock Units Subject to Plan, Securityholders Agreement and Subscription Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Securityholders Agreement and the Subscription Agreement. A Restricted Stock Unit and the Shares received upon settlement of a Restricted Stock Unit are subject to the Plan, the Securityholders Agreement and the Subscription Agreement. Notwithstanding anything in this Agreement or the Subscription Agreement to the contrary, the parties hereto agree and acknowledge that (x) this Agreement, in addition to any other restricted stock unit agreements previously entered into, shall be considered an “RSU Agreement” under the Subscription Agreement and (y) the Restricted Stock Units, in addition to any other restricted stock units previously awarded, shall be considered “RSUs” under the Subscription Agreement. The terms and provisions of the Plan, the Securityholders Agreement and the Subscription Agreement, as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Plan, the Securityholders Agreement or the Subscription Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Securityholders Agreement or the Subscription Agreement, as applicable, will govern and prevail.

Section 17.    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall adversely affect the rights of the Participant hereunder without the written consent of the Participant.

Section 18.    Compliance with Section 409A. This Agreement is intended to be exempt from and/or comply with the provisions of Section 409A of the Code and any regulations or other pronouncements promulgated thereunder (“Section 409A”). Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A, including, without limitation, by delaying the issuance of the Shares contemplated hereunder. Notwithstanding anything herein to the contrary, if at the time of a Participant’s “Separation from Service” within the meaning of Section 409A, the Participant is a “specified employee” as defined in Section 409A and a delay in the issuance of Shares as a result of such Separation from Service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Committee shall delay such issuance until the date that is six months and one day following the Participant’s Separation from Service (or the earliest date as is permitted under Section 409A). The Committee shall implement the provisions of this Section 18 in good faith; provided, that neither the Company, the Committee, the Board, nor any of the Company’s or its Subsidiaries’ or Affiliates’ employees or representatives shall have any liability to Participants with respect to this Section 18, including any liability to compensate the Participant for the delay in issuance (through payment of interest or otherwise).

Section 19.    Dispute Resolution. Any controversy, dispute or claim relating to this Agreement shall be settled in accordance with Section 11(b) of the Employment Agreement.

Section 20.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

***

[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CATALENT, INC.

By:
Name:
Title:

PARTICIPANT